FOR IMMEDIATE RELEASE

PRESS RELEASE

Please Contact:

Nina Edstrom

(703) 232-1726

info@islandradiolive.com

www.islandradiolive.com

Island Radio Announces Stock Cancellation

Alexandria, Virginia – September 28, 2011 – Island Radio, Inc. (OTCBB: ISLD) announces that it has repurchased 1,075,000 shares of its common stock, $0.001 par value, through its Share Repurchase Program announced on September 9, 2011.  These shares have been cancelled and returned to the Company’s treasury.  Island Radio presently has 8,300,000 shares of its common stock issued and outstanding.

Island Radio, Inc. is a publicly traded development stage business.  Island Radio is presently at work developing its initial 24-hour radio program that will be transmitted over commercial FM radio spectrum from radio broadcast towers strategically located throughout the Caribbean region and simulcast worldwide over the Internet using streaming media technology.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Island Radio, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the radio broadcasting industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and prospective dealings and joint venture projects.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Island Radio.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws.  For a description of additional risks and uncertainties, please refer to Island Radio’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report filed on Form 10-K.